UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 2, 2014

COPART, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23255	94-2867490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 300

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(972) 391-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

2014 Employee Stock Purchase Plan

The Board of Directors of Copart, Inc. (the “Company”) previously adopted, subject to stockholder approval, the Copart, Inc. 2014 Employee Stock Purchase Plan (the “ESPP”). At the Company’s annual meeting of stockholders (the “Annual Meeting”) held on December 3, 2014, the stockholders of the Company approved and ratified the ESPP.

The terms and conditions of the ESPP are described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on October 24, 2014 (the “Proxy Statement”). The ESPP is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Fiscal 2015 Base Salaries

On December 2, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company approved the annual base salaries for fiscal 2015 for the Company’s named executive officers. Following is a summary of the annual base salaries for fiscal 2015 for our named executive officers.

Name	Position	Annual Base Salary (Fiscal 2015)
A. Jayson Adair	Chief Executive Officer	$1 (1)
Vincent W. Mitz	President	$1 (1)
William E. Franklin	Executive Vice President and Chief Financial Officer	$400,000 (2)
Robert H. Vannuccini	Senior Vice President, Sales, and Chief Sales Officer	$310,000 (3)
Paul A. Styer	Senior Vice President, General Counsel and Secretary	$295,000 (4)
(1)	Represents no change in annual base salary from fiscal 2014 base salary. In connection with the grant of stock options on December 16, 2013 to Messrs. Adair and Mitz, as described in greater detail in the Proxy Statement, Messrs. Adair and Mitz agreed to forego all salary and bonus compensation, other than $1 per year, until their respective options were fully vested.
(2)	Represents no change in annual base salary from fiscal 2014 base salary.
(3)	Represents an increase of approximately 5.1% in annual base salary, effective as of November 23, 2014.
(4)	Represents an increase of approximately 3.5% in annual base salary, effective as of November 23, 2014.

Fiscal 2014 Bonuses

On December 2, 2014, the Compensation Committee approved cash bonuses for the fiscal year ended July 31, 2014 for the Company’s named executive officers. As indicated in footnote (1) to the Summary Compensation Table contained in the Proxy Statement, the “Bonus” amounts were omitted from the Summary Compensation Table for the fiscal year ended July 31, 2014 because the amount of the cash bonuses had not been determined at the time of filing the Proxy Statement. All other compensation for the Company’s named executive officers for fiscal 2014 was reported by the Company in the Summary Compensation Table on page 43 of the Proxy Statement. Pursuant to Item 5.02(f) of Form 8-K, the cash bonus awards for the named executive officers for fiscal 2014 are set forth below together with the new total compensation amount, as applicable.

Name and Principal Position	Fiscal Year	Bonus ($)	New Total ($)
A. Jayson Adair Chief Executive Officer	2014	_	No change
Vincent W. Mitz President	2014	_	No change
William E. Franklin Executive Vice President and Chief Financial Officer	2014	200,000	2,622,923
Robert H. Vannuccini Senior Vice President, Sales and Chief Sales Officer	2014	126,050	1,129,238
Paul A. Styer Senior Vice President, General Counsel and Secretary	2014	140,821	1,135,894

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, of the 126,242,365 shares of the Company’s common stock outstanding as of October 6, 2014, 121,560,408 shares were represented at the Annual Meeting, either in person or by proxy, constituting 96.29% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

1.	Election of Directors. The stockholders elected the following nominees to serve as directors, each to hold office until the Company’s 2015 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Willis J. Johnson	106,224,936	7,514,921	7,820,551
A. Jayson Adair	110,645,163	3,094,694	7,820,551
Matt Blunt	110,526,805	3,213,052	7,820,551
Steven D. Cohan	109,910,888	3,828,969	7,820,551
Daniel J. Englander	106,381,053	7,358,804	7,820,551
James E. Meeks	99,908,873	13,830,984	7,820,551
Vincent W. Mitz	101,929,002	11,810,855	7,820,551
Thomas N. Tryforos	112,332,445	1,407,412	7,820,551

2.	Approval of the Copart, Inc. 2014 Employee Stock Purchase Plan. The stockholders approved the Copart, Inc. 2014 Employee Stock Purchase Plan as disclosed in the Company’s proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
113,231,215	385,064	123,578	7,820,551

3.	Advisory Vote on Approval of Executive Compensation. On an advisory (non-binding) basis, the stockholders approved the compensation of our named executive officers for the year ended July 31, 2014 as disclosed in our proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,697,105	45,540,714	502,038	7,820,551

4.	Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Ernst & Young LLP as Copart’s independent registered public accounting firm for the fiscal year ending July 31, 2015, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
117,838,407	3,671,531	50,470	None

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Copart, Inc. 2014 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPART, INC.

By:	/s/ Paul A. Styer
Paul A. Styer Senior Vice President, General Counsel, and Secretary

Date: December 4, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Copart, Inc. 2014 Employee Stock Purchase Plan.